Exhibit 4.3
NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
     THIS NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (hereinafter referred to as the “Amendment”) is made and entered into as of the 19th day of March, 2007, between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation (f/k/a Foothill Capital Corporation), as the arranger and administrative agent for the Lenders (“Agent”), and, on the other hand, PCI CHEMICALS CANADA COMPANY, a Nova Scotia unlimited liability company, and PIONEER AMERICAS LLC, a Delaware limited liability company (hereinafter each individually is referred to as a “Borrower” and collectively as the “Borrowers”).
RECITALS
     A. Agent, the Lenders and the Borrowers have entered into that certain Loan and Security Agreement, dated as of December 31, 2001 (as amended from time to time the “Agreement”).
     B. Agent, the Lenders and the Borrowers desire to amend the Agreement as hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Agreement, as amended hereby.
ARTICLE II
AMENDMENTS
     Section 2.01. Amendments to Section 1.1 of the Agreement.
     (a) The term “2007 Indenture” and its definition are hereby added to and made a part of Section 1.1 of the Agreement and shall read as follows:
     “ ‘2007 Indenture’ means that certain Indenture dated as of March 26, 2007 between Parent and Wells Fargo Bank, N.A., as Trustee, relating to the issuance of the 2007 Subordinated Notes.”
     (b) The term “2007 Indenture Documents” and its definition are hereby added to and made a part of Section 1.1 of the Agreement and shall read as follows:

     “ ‘2007 Indenture Documents’ means the 2007 Indenture, the 2007 Subordinated Notes and all other agreements and documents executed in connection with the 2007 Indenture.”
     (c) The term “2007 Subordinated Notes” and its definition are hereby added to and made a part of Section 1.1 of the Agreement and shall read as follows:
     “ ‘2007 Subordinated Notes means the 2.75 % Convertible Senior Subordinated Notes due 2027, issued by the Parent in a principal amount of up to $120,000,000.00.”
     (d) The term “Indenture Documents” in Section 1.1 of the Loan Agreement is hereby amended in its entirety to hereafter read as follows:
     “ ‘Indenture Documents’ means the Tranche B Indenture, the Tranche B Indenture Documents, the Term Loan Agreement, the Term Loan Agreement Documents, and the 2007 Indenture Documents.”
     (e) The terms “Tranche A Indenture” and “Tranche A Documents” and their respective definitions are hereby deleted from the Agreement in their entirety.
     (f) The term “Tranche B Documents” in Section 1.1 of the Agreement is hereby amended in its entirety to hereafter read as follows:
     “ ‘Tranche B Indenture Documents’ has the meaning set forth in the Tranche B Indenture.”
     Section 2.02. Amendment to Section 2.12(a)(ii). Subsection (ii) of Section 2.12(a) of the Agreement is hereby amended to hereafter read as follows:
     “(ii) the Letter of Credit Usage would exceed $25,000,000.00, or”
     Section 2.03. Amendment to Section 5.22. Section 5.22 of the Agreement is hereby amended in its entirety to hereafter read as follows:
     “5.22 Indenture Documents. The Indenture Documents, true and complete copies of which have been furnished to the Lenders, have been duly authorized, executed, and delivered by the Borrowers and the Guarantors, and, to the best of Borrowers’ knowledge, all other parties thereto. The Indenture Documents have not been amended or otherwise modified, are in full force and effect, and are binding upon and enforceable against all parties thereto in accordance with their respective terms. There exists are no default under any of the Indenture Documents by Borrowers or Guarantors or, to the best of Borrowers’ knowledge, any other party thereto. The Obligations constitute “senior indebtedness” under the Indenture Documents and Borrowers and Parent have advised the trustees under the Indenture Documents that the Obligations constitute “senior indebtedness.”

     Section 2.04. Amendment to Section 6.18. Section 6.18 of the Agreement is hereby amended in its entirety to hereafter read as follows:
     “6.18 Indenture Documents. Borrowers shall perform and observe, and shall cause Guarantors to perform and observe, all the terms and provisions of the Indenture Documents to be performed and observed by them.”
     Section 2.05. Amendment to Section 7.1. Section 7.1 of the Agreement is hereby amended in its entirety to be hereafter read as follows:
     “7.1 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:
     (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;
     (b) Indebtedness comprising Permitted Indebtedness;
     (c) Permitted Purchase Money Indebtedness;
     (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b), (c) of this Section 7.1 so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Agent’s judgment, materially impair the prospects of repayment of the Obligations by Borrowers or Guarantors or materially impair the creditworthiness of Borrower or Guarantors, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Borrower or Guarantor, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must be include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness;
     (e) Notes to Professionals; and
     (f) The 2007 Subordinated Notes and other Indebtedness of the Parent under and pursuant to the 2007 Indenture Documents provided (i) the proceeds of the 2007 Subordinated Notes are used by the Parent, among other things, to repay the Indebtedness of the Borrowers under the Tranche B Indenture Documents, and (ii) the terms and conditions of the 2007 Indenture Documents include subordination terms and conditions that are at least as favorable to the Lender Group as those that are applicable to the Indebtedness of the Borrowers evidenced by the Tranche B Indenture Documents.”

     Section 2.06. Amendment to Section 7.8. Section 7.8 of the Agreement is hereby amended in its entirety to hereafter read as follows:
     “7.8 Prepayments and Amendments.
     (a) Except in connection with a refinancing permitted by Section 7.1(d), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Borrower or any Guarantor, other than (i) the Obligations in accordance with this Agreement and (ii) Indebtedness owing by Borrowers under the Tranche B Indenture Document to the extent paid with proceeds from Indebtedness incurred by the Parent under the 2007 Indenture Documents; and
     (b) Except in connection with a refinancing permitted by Section 7.1(d), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), (e), or (f).”
     Section 2.07. Amendment to Section 7.11. Section 7.11 of the Agreement is hereby amended in its entirety to hereafter read as follows:
     “7.11 Distributions. Make any distributions or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire redeem, or retire any stock of any of the Borrowers or Guarantors, of any class, whether now or hereafter outstanding; provided, however, so long as no Default or Event of Default has occurred and is continuing, the foregoing restrictions shall not apply to:
     (a) dividends and distributions payable (i) by Pioneer Americas to PCI Chemicals and (ii) by PCI Chemicals to the Parent, provided the aggregate amount of such dividends and distributions together with investments permitted to be made to the Parent by Pioneer Americas pursuant to Section 7.13(b) do not exceed $500,000.00 in any calendar year during the term of this Agreement; and
     (b) repurchases by the Parent of up to $25,000,000.00 of Parent’s common Stock during calendar year 2007 provided (i) the repurchases are made by Parent solely with proceeds of the 2007 Subordinated Notes and (ii) immediately after each such repurchase by Parent of its common Stock and after giving effect thereto, (aa) Adjusted EBITDA of the Parent and its Subsidiaries shall be at least $75,000,000.00 and (bb) Liquidity shall be at least $50,000,000.00.”

ARTICLE III
CONDITIONS PRECEDENT
     Section 3.01. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived by Agent:
     (a) Agent shall have received the following documents, each in form and substance satisfactory to Agent:
     (i) This Amendment, duly executed by Borrowers, together with the Consent and Ratification (the “Ratification”) hereto, duly executed by the Guarantors;
     (ii) Officers’ Certificates dated as of the date of this Amendment, in form and substance satisfactory to Agent, certified by the Secretary of the Borrowers and the Guarantors certifying among other things, that the Borrowers’ and Guarantors’ Board of Directors have met and have adopted, approved, consented to and ratified resolutions which authorize the execution, delivery and performance by Borrowers of this Amendment, and the Guarantors of the Ratification, and each other document, instrument and agreement executed in connection with or relating to the Agreement, this Amendment or the Ratification (hereinafter individually referred to as a “Loan Document” and collectively referred to as the “Loan Documents”);
     (b) The representations and warranties contained herein, in the Agreement, as amended hereby, and/or in each other Loan Document shall be true and correct as of the date hereof, as if made on the date hereof;
     (c) No Event of Default shall have occurred and be continuing and no Default shall exist, unless such Event of Default or Default has been specifically waived in writing by Agent; and
     (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto, shall be satisfactory to Agent.
     (e) The terms of subordination of the 2007 Subordinated Notes contained in the 2007 Indenture are consistent with, and the other terms of the 2007 Indenture are materially consistent with, the terms set forth in the March 15, 2007 draft of the Description of the Notes previously provided to the Lender.
ARTICLE IV
RATIFICATIONS, REPRESENTATIONS AND WARRANTIES
     Section 4.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrowers and the Agent agree that the Agreement, as amended hereby, and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.
     Section 4.02. Representations and Warranties. Borrowers hereby represent and warrant to Agent as follows:
     (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrowers and do not and will not conflict with or violate any provision of any Applicable Law, the Articles of Incorporation/Organization or Bylaws/Operating Agreement of any Borrower or any agreement, document, judgment, license, order or permit applicable to or binding upon any of the Borrowers or their respective Property; no consent, approval, authorization or order of and no notice to or filing with, any court or governmental authority or third person is required in connection with the execution, delivery or performance of this Amendment or to consummate the transactions contemplated hereby;
     (b) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date;
     (c) Borrowers are in full compliance with all covenants and agreements contained in the Agreement, as amended hereby, and the other Loan Documents; and
     (d) Borrowers have not amended their respective Articles of Incorporation/Organization or Bylaws/Operating Agreement or other organizational documents since the date of the execution of the Agreement.
ARTICLE V
MISCELLANEOUS
     Section 5.01. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any closing shall affect the representations and warranties or the right of Agent to rely upon them.
     Section 5.02. Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement, as amended hereby.
     Section 5.03. Expenses of Agent. As provided in the Agreement, each Borrower agrees to pay on demand all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements hereto, including, without limitation, the reasonable costs and fees of Agent’s legal counsel, and all reasonable costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including, without limitation, the reasonable costs and fees of Agent’s legal counsel.
     Section 5.04. RELEASE. EACH BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE AGENT OR THE LENDERS. EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENT AND THE LENDERS, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST THE AGENT AND THE LENDERS, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY OF THE OBLIGATIONS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.
     Section 5.05. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
     Section 5.06. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.
     Section 5.07. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, the Lenders and the Borrowers and their respective successors and assigns, except the Borrowers may not assign or transfer any of their rights or obligations hereunder without the prior written consent of Agent.
     Section 5.08. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     Section 5.09. Effect of Waiver. No consent or waiver, express or implied, by Agent to or for any breach of or deviation from any covenant or condition of the Agreement shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.
     Section 5.10. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     Section 5.11. FINAL AGREEMENT. THE AGREEMENT, AS AMENDED HEREBY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[The Remainder of this Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Borrowers, Agent and the Lenders have caused this Amendment to be executed on the date first written above by their duly authorized officers.

PCI CHEMICALS CANADA COMPANY a Nova Scotia unlimited liability company
By:	/s/Gary L. Pittman
	Name:	Gary L. Pittman
	Title:	Sr. Vice President and Chief Financial Officer

PIONEER AMERICAS LLC a Delaware limited liability company
By:	/s/Gary L. Pittman
	Name:	Gary L. Pittman
	Title:	Sr. Vice President and Chief Financial Officer

WELLS FARGO FOOTHILL, INC., a California corporation (f/k/a Foothill Capital Corporation), as Agent and as a Lender
By:	/s/Terri Le
	Name:	Terri Le
	Title:	Vice President

CONSENT AND RATIFICATION
     The undersigned, Pioneer Companies, Inc., Pioneer (East), Inc., Pioneer Licensing, Inc., Imperial West Chemical Co., KNA California, Inc., Pioneer Water Technologies, Inc., and KWT, Inc. (each a “Guarantor” and collectively the “Guarantors”) have executed that certain continuing general guaranty dated as of December 31, 2001 (the “Guaranty”), in favor of WELLS FARGO FOOTHILL, INC., a California corporation (f/k/a Foothill Capital Corporation), as the arranger and administrative agent for the Lenders (as defined in the Guaranty). The Guarantors hereby consent and agree to the terms of the Ninth Amendment to Loan and Security Agreement dated as of March 19, 2007 (the “Amendment”), executed by PCI CHEMICALS CANADA COMPANY, a Nova Scotia unlimited liability company, and PIONEER AMERICAS LLC, a Delaware limited liability company (hereinafter each individually is referred to as a “Borrower” and collectively as the “Borrowers”), the Lenders and Agent, a copy of which is attached hereto, and the undersigned agree that the Guaranty shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of the Guarantors in enforceable against the Guarantors in accordance with its terms. Furthermore, each Guarantor hereby agrees and acknowledges that (a) the Guaranty is a “Loan Document” as such term is defined in the Amendment and as such term is defined in the Agreement, (b) the Guaranty is not subject to any claims, defenses or offsets, (c) nothing contained in this Amendment or any other Loan Document shall adversely affect any right or remedy of Agent under the Guaranty, (d) the execution and delivery of the Amendment shall in no way reduce, impair or discharge any obligations of the undersigned as guarantors pursuant to the Guaranty and shall not constitute a waiver by Agent of any of Agent’s rights against the undersigned, (e) by virtue hereof and by virtue of the Guaranty, each Guarantor hereby guarantees to Agent the prompt and full payment and full and faithful performance by the Borrowers of the entirety of the Obligations (as defined in the Agreement) on the terms and conditions set forth in the Agreement as amended by the Amendment and any time further modified or amended, (f) the Guarantors’ consent is not required to the effectiveness of the Amendment, and (g) no consent by the Guarantors is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Agreement or any present or future Loan Document.

Pioneer Companies, Inc.
By:	/s/Gary L. Pittman
	Name:	Gary L. Pittman
	Title:	Sr. Vice President and Chief Financial Officer

Pioneer (East), Inc.
By:	/s/Gary L. Pittman
	Name:	Gary L. Pittman
	Title:	Sr. Vice President and Chief Financial Officer

Pioneer Licensing, Inc.
By:	/s/Gary L. Pittman
	Name:	Gary L. Pittman
	Title:	Sr. Vice President and Chief Financial Officer

Imperial West Chemical Co.
By:	/s/Gary L. Pittman
	Name:	Gary L. Pittman
	Title:	Sr. Vice President and Chief Financial Officer

KNA California, Inc.
By:	/s/Gary L. Pittman
	Name:	Gary L. Pittman
	Title:	Sr. Vice President and Chief Financial Officer

Pioneer Water Technologies, Inc.
By:	/s/Gary L. Pittman
	Name:	Gary L. Pittman
	Title:	Sr. Vice President and Chief Financial Officer

KWT, Inc.
By:	/s/Gary L. Pittman
	Name:	Gary L. Pittman
	Title:	Sr. Vice President and Chief Financial Officer